Exhibit 10.10
WINDSTREAM BENEFIT RESTORATION PLAN

WINDSTREAM BENEFIT RESTORATION PLAN

i

ii

WINDSTREAM BENEFIT RESTORATION PLAN
This plan is hereby adopted by Alltel Holding Corp. (the “Company”), effective July 16, 2006.
ARTICLE I
Preamble
     Section 1.01 Recital. Pursuant to Section 8.01 of the Employee Benefits Agreement by and between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005, as amended (the “Employee Benefits Agreement”), (i) the Company agreed to establish, or cause to be established, a plan for Spinco Employees and Spinco Individuals (as defined in the Employee Benefits Agreement), the provisions of which are substantially identical to the provisions of the Alltel Corporation Benefit Restoration Plan (the “Alltel Plan”) and (ii) the obligations and liabilities with respect to Spinco Employees and Spinco Individuals under the Alltel Plan are to be transferred to and assumed by such plan. The Company has adopted this Windstream Benefit Restoration Plan (the “Plan”) in accordance with the Employee Benefits Agreement and related Assignment and Assumption Agreement between Alltel Corporation and the Company dated as of July 16, 2006 (the “Assumption Agreement”), including providing for the receipt and administration of the benefits from the Alltel Plan for Spinco Employees and Spinco Individuals.
     Section 1.02 Purpose. The purpose of the Plan is solely to provide benefits in excess of the limitations of Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal tax laws (the “Code”), to a select group of management or highly compensated employees.
     Section 1.03 Funding. The Plan is unfunded, and the rights, if any, of any person to any benefits hereunder shall be the same as any unsecured general creditor of the Company. The benefits payable under the Plan shall be paid by the Company from its general assets.
     Section 1.04 Effective Date. The Plan shall be effective July 16, 2006 (the “Effective Date”).
ARTICLE II
Definitions and Interpretation
     Section 2.01 Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:
(a)	“Alltel Plan” shall have the meaning given such term in the Recital.

(b)	“Assumption Agreement” shall have the meaning given such term in the Recital.

(c)	“Beneficiary” means the beneficiary, if any, designated by a Participant in accordance with Section 7.07.

(d)	“Board” means the Board of Directors of the Company.

(e)	“CEO” shall mean the Chief Executive Officer of the Company.

(f)	“Code” shall have the meaning given such term in Section 1.02.

(g)	“Committee” shall mean the Compensation Committee of the Board, or its delegate.

(h)	“Company” means Alltel Holding Corp., a Delaware corporation, its successors and survivors resulting from any merger or acquisition of Alltel Holding Corp. with or by any other corporation or other entity or enterprise, including, without limitation, the surviving corporation resulting from the proposed merger between the Company and Valor Communications Group, Inc. pursuant to the terms of the Agreement and Plan of Merger dated as of December 8, 2005, among Alltel Corporation, Alltel Holding Corp., and Valor Communications Group, Inc. (which merged corporation is to be known as Windstream Corporation).

(i)	“Employee Benefits Agreement” shall have the meaning given such term in the Recital.

(j)	“Excess Compensation” means the portion of a Participant’s compensation for a Plan Year that is not considered Compensation as defined under the Profit-Sharing Plan and Thrift Plan, as applicable, because of the limitations of Section 401(a)(17) of the Code, determined without regard to the provisions of Section 4.02.

(k)	“Effective Date” shall have the meaning given such term in Section 1.04.

(l)	“Participant” means each of the individuals listed on Exhibit A (and any such other individual who has been designated by the Committee as being eligible to participate in the Plan) who agrees to be bound by the provisions of the Plan on a form provided by the Company and who, in conjunction with his Beneficiary, has not received a complete distribution of his Profit-Sharing Plan Excess Benefit Account under Article III or his Thrift Plan Excess Benefit Account under Article IV or has not received payment of his entire Retirement and Spousal Death Benefit under Article V.

(m)	“Plan Administrator” means the Committee.

(n)	“Pension Plan” means the “Windstream Pension Plan” as amended from time to time.

(o)	“Plan” means the “Windstream Benefit Restoration Plan” as set forth herein and as it may be amended from time to time hereafter.

(p)	“Profit-Sharing Plan” means the “Windstream Profit-Sharing Plan” as amended from time to time hereafter.

(q)	“Profit-Sharing Plan Excess Benefit Account” means the book reserve established for each Participant to which shall be credited his benefit, if any, under Article III of the Plan.

(r)	“Thrift Plan” means the “Windstream 401(k) Plan” as amended from time to time.

(s)	“Thrift Plan Excess Benefit Account” means the book reserve established for each Participant to which shall be credited his benefit, if any, under Article IV of the Plan.

(t)	“Thrift Plan 401(a)(17) Measuring Period” means each twelve-month period beginning each January 1 used under the Thrift Plan as the measuring period for purposes of complying with the limitations of Section 401(a)(17) of the Code.
When the initial letter of a word or phrase is capitalized herein and the word or phrase is not defined above, in this Section 2.01, the word or phrase shall have the meaning provided in the Profit-Sharing Plan, the Pension Plan, or the Thrift Plan, as applicable.
     Section 2.02 Construction and Governing Law.
(a)	The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Delaware, to the extent that applicable federal law does not apply to the Plan.

(b)	Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and the words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.
ARTICLE III
Profit-Sharing Plan Benefits
     Section 3.01 Allocations. If, for any Plan Year during which an employee is a Participant, the allocation of contributions and forfeitures made to the Participant’s account under the Profit-Sharing Plan is less than the allocation that would have been made to the Participant’s account under the Profit-Sharing Plan but for the application of the limitations under Section 401(a)(17) of the Code, the Participant’s Profit-Sharing Plan Excess Benefit Account shall be credited with an amount equal to the percentage of Compensation allocated to Participants (as defined in the Profit-Sharing Plan) in the same “Region” as the Participant under the Profit-Sharing Plan for that Plan Year multiplied by the Participant’s Excess Compensation for that Plan Year; determined without regard to the limitation under Section 415 of the Code. Credits to the Participant’s Profit-Sharing Plan Excess Benefit Account shall occur as of the date(s) the allocation(s) of contributions to the Participant’s account under the Profit-Sharing Plan occur(s).
     Section 3.02 Gain (Loss) Adjustments. For periods after the Effective Date, the balance of a Participant’s Profit-Sharing Plan Excess Benefit Account shall be credited with gain (or debited with loss) equal to the gain (or loss) the balance would have experienced had it been invested in the Trust Fund of the Profit-Sharing Plan at the same time(s) and in the same manner as an account under the Profit-Sharing Plan. For a Participant who is a Spinco Employee or Spinco Individual (as defined in the Employee Benefits Agreement), see Article VIII regarding such Participant’s opening balance.

     Section 3.03 Vesting. A Participant’s Profit-Sharing Plan Excess Benefit Plan Account shall vest at the same time(s) in the same manner, and to the same extent as the Participant’s account under the Profit-Sharing Plan.
     Section 3.04 Payment of Profit-Sharing Excess Benefit Account. The Profit-Sharing Plan Excess Benefit Account of a Participant shall, to the extent vested, be paid to the Participant, or to the Beneficiary of such Participant in the event of his death before receipt of all benefits to which he is entitled hereunder in respect of his Profit-Sharing Plan Excess Benefit Plan Account in annual installments over a five-year period beginning as of the first date benefits are payable to a Participant or Beneficiary under the Profit-Sharing Plan. The amount of each installment shall be determined by multiplying the value of the amount of the Profit-Sharing Plan Excess Benefit Account to be distributed by a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid.
ARTICLE IV
Thrift Plan Benefits
     Section 4.01 Accounts. The Company shall maintain a Thrift Plan Excess Benefit Account on its books for each Participant whose annual additions to the Thrift Plan have been (or would have been, but for the application of Sections 401(k), 401(m), and 402(g) of the Code) restricted by the limitations of Section 401(a)(17) of the Code.
     Section 4.02 Deferrals. A Participant may elect to reduce his Excess Compensation for a Thrift Plan 401(a)(17) Limitation Measuring Period by an amount not in excess of the amount determined for each period by the Company, and such amount shall be credited to the Participant’s Thrift Plan Excess Benefit Account. Any such election shall be in writing on a form provided therefor by the Company, shall be irrevocable and shall be delivered to the Company prior to the first day of the Thrift Plan 401(a)(17) Limitation Measuring Period to which it relates. Notwithstanding the immediately preceding sentence, such election may be delivered during the Thrift Plan 401(a)(17) Limitation Measuring Period in which an employee first becomes a Participant with respect to the Thrift Plan, but with respect only to Excess Compensation attributable to services performed subsequent to delivery of the election, provided that the Participant delivers the election to the Company within 30 days after his designation of eligibility to become a Participant. For a Participant who is a Spinco Employee or Spinco Individual (as defined in the Employee Benefits Agreement), see Article VIII regarding the Participant’s deferral election for 2006.
     Section 4.02-A Allocation of Employer Matching Contributions. For each Participant employed by a Matching Employer under the Thrift Plan during a Plan Year, there shall be credited to such Participant’s Thrift Plan Excess Benefit Account an amount equal to the Safe Harbor Employer Matching Contribution that would have been made to the Thrift Plan for such Plan Year if the Participant’s compensation reductions under Section 4.02 above (to the extent of 5% of the Participant’s Excess Compensation) had been made under the Thrift Plan and had the Thrift Plan contained no limitation with respect to Section 401(a)(17) of the Code, Section 415 of the Code, Section 402(g) of the Code, Section 401(k) of the Code, and Section 401(m) of the Code. Any credits described in the immediately preceding sentence shall be made only to the extent that the Participant has not received from the Thrift Plan or otherwise a payment in respect of the limitation under the Code. In accordance with the rules established by the Committee, amounts that would constitute compensation under the Thrift Plan but for the deferral of payment thereof by the Participant under the Windstream Management Deferred Compensation Plan and the Windstream Performance Incentive Compensation Plan may be taken into account as compensation reductions for purposes only of determining credits to the Participant’s Thrift Plan Excess Benefit Plan Account under this Section 4.02-A for the period when (and in the amount(s)) such deferred amounts would have been paid in the absence of the deferral (but not for the period when such deferred amounts are earned or actually paid).
     Section 4.02-B Credits to Participant’s Thrift Plan Excess Benefit Account. Credits to Participant’s Thrift Plan Excess Benefit Account under Section 4.02 and 4.02-A shall occur at the same time(s) and in the same manner as such credits would have been made to the appropriate account(s) under the Thrift Plan if the amount(s) of such credits had been Salary Deferral Contributions under the Thrift Plan or Employer Contributions under the Thrift Plan, as applicable.
     Section 4.03 Gain (Loss) Adjustments. For periods after the Effective Date, as of the last day of each valuation period of the Profit-Sharing Plan preceding the date as of which the Thrift Plan Excess Benefit Account is paid pursuant to Section 4.05, the balance of each Participant’s Thrift Plan Excess Benefit Account, less the amount of any credits under Section 4.02 occurring as of any date within such valuation period, shall be credited with gain (or debited with loss) equal to the gain (or loss) the balance (minus the credits) would have experienced had it been invested in the Trust Fund of the Profit-Sharing Plan at the same time(s) and in the same manner as an employer contribution account under the Profit-Sharing Plan. For a Participant who is a Spinco Employee or Spinco Individual (as defined in the Employee Benefits Agreement), see Article VIII regarding such Participant’s opening balance.
     Section 4.04 Vesting. A Participant’s Thrift Plan Excess Benefit Plan Account attributable to credits with respect to Employer Contributions shall vest in accordance with the vesting provisions of the Thrift Plan. A Participant’s Thrift Plan Excess Benefit Plan Account attributable to his Excess Compensation reductions under the Plan shall be fully vested.
     Section 4.05 Payment of Thrift Plan Excess Benefit Account. The Thrift Plan Excess Benefit Account of a Participant shall, to the extent vested, be paid to the Participant, or to the Beneficiary of such Participant in the event of his death before receipt of all benefits to which he is entitled hereunder in respect of his Thrift Plan Excess Benefit Plan Account in a single lump sum payment as of the first date following the Participant’s termination of employment covered by the Profit-Sharing Plan on which benefits are payable to the Participant or Beneficiary under the Profit-Sharing Plan.
ARTICLE V
Retirement and Spousal Death Benefits
     Section 5.01 Eligibility. A Participant who is entitled to a vested Pension under the Pension Plan shall be eligible for a retirement benefit under this Article V as hereinafter provided. A Spouse who is entitled to a vested Qualified Preretirement Survivor Annuity under the Pension Plan shall be eligible for a Spouse death benefit under this Article V as hereinafter provided.

     Section 5.02 Amount of Retirement Benefit. The retirement benefit payable under the Plan to a Participant who is eligible therefor shall be determined as follows:
     (i) the regular Pension (on a single-life-only basis payable commencing at the later of age 65 or the Participant’s Retirement) that the Participant would receive under the Pension Plan if the Pension Plan were not subject to (and contained no provisions with respect to) Section 415 of the Code or Section 401(a)(17) of the Code;
reduced by –
     (ii) the regular Pension payable to the Participant (on a single-life-only basis payable commencing at the later of age 65 or the Participant’s Retirement, regardless of the actual form of payment or timing of commencement of payment) under the Pension Plan, determined, if the Participant has not attained his Social Security Retirement Age on the date the retirement benefit under the Plan is to commence, according to a projection based upon the advice of the Actuary of the cost-of-living increase(s) in the limitation under Section 415 of the Code expected to have become effective as of the date the Participant would attain his Social Security Retirement Age;
and, if applicable, further reduced by -
     (iii) if the Participant has not attained age 65 on the date the retirement benefit under the Plan is to commence, the amount of the retirement benefit shall be reduced for commencement prior to age 65 to the same extent (if any) that the Participant’s Pension under the Pension Plan would have been reduced for commencement prior to age 65 if it had commenced as of the date the retirement benefit under the Plan commenced.
     Section 5.03 Amount of Spouse Death Benefit. The Spouse death benefit payable under the Plan to a Spouse who is eligible therefor shall be determined as follows:
     (i) the Qualified Preretirement Survivor Annuity that such Spouse would receive under the Pension Plan based on the regular Pension (on a single-life-only basis payable commencing at the later of age 65 or the Participant’s death) the Participant with respect to whom the Spouse death benefit is payable would have received if the Pension Plan were not subject to (and contained no provisions with respect to) Section 415 of the Code or Section 401(a)(17) of the Code;
reduced by –
     (ii) the Qualified Preretirement Survivor Annuity payable to such Spouse under the Pension Plan (regardless of the actual form of payment or timing of commencement of payment), based on the regular Pension (on a single-life-only basis payable commencing at the later of age 65 or the Participant’s death) the Participant with respect to whom the Spouse death benefit is payable would have received, determined, if the Participant had not attained or would not if he had survived have attained his Social Security Retirement Age on the date the death benefit under the Plan is to commence, according to a projection based upon the advice of the Actuary of the cost-of living increase(s) in the limitation under Section 415 of the Code expected to have become effective as of the date the Participant would have attained his Social Security Retirement Age;

and, if applicable, further reduced by -
     (iii) if the Participant with respect to whom the Spouse death benefit is payable had not attained or would not if he had survived have attained age 65 on the date the Spouse death benefit under the plan is to commence, the Spouse death benefit shall be reduced for commencement prior to age 65 to the same extent (if any) that the Qualified Preretirement Survivor Annuity under the Pension Plan would have been reduced for commencement prior to the Participant’s age 65 if it had commenced as of the date the death benefit under the Plan commenced.
     Section 5.04 Vesting. The benefits under this Article V shall vest at the same time(s), in the same manner, and to the same extent as the Participant’s Accrued Pension under the Pension Plan.
     Section 5.05 Form of Payment. The form of payment of the retirement benefit or Spouse death benefit as determined under this Article V shall be a monthly amount payable monthly as of the first day of each month for the life only of the retired Participant or Spouse, as applicable, except that, if a Participant receives his Pension benefit under the Pension Plan commencing as of the same date as the commencement date of his retirement benefit hereunder, and in a form of payment other than a single-life-annuity (for the Participant’s life), the Committee may, in its sole and absolute discretion exercised on or before the date the first payment thereof is made, direct that the retired Participant’s retirement benefit under the Plan be paid in the form in which the retired Participant’s retirement benefit under the Pension Plan is paid, in which case the amounts payable under the Plan in the alternative form of payment shall be the Actuarial Equivalent of the normal form of payment under the Plan.
     Section 5.06 Time of Payment. Payment of a Participant’s retirement benefit under the Plan shall commence as of the first day of the first month for which the Participant is eligible to commence his Pension under the Pension Plan. Any Spouse death benefit under the Plan shall commence as of the first day of the calendar month next following the later of the calendar month in which the Participant’s death occurs or the calendar month in which the Spouse could elect to receive a Qualified Preretirement Survivor Annuity under the Pension Plan.
     Section 5.07 Adjustments to Benefits. Notwithstanding any other provision of the Plan to the contrary:
     (i) if the amount of a Participant’s Pension or a Spouse’s Qualified Preretirement Survivor Annuity payable under the Pension Plan increases subsequent to the computation of or commencement of payment of the retirement benefit or Spouse death benefit under the Plan — by reason of an increase or increases in the limitation under Section 415 of the Code that were not projected to occur pursuant to clause (ii) of Section 5.02 or clause (ii) of Section 5.03, whichever applies; by reason of commencement of the Participant’s Pension or the Spouse’s Qualified Preretirement Survivor Annuity under the Pension Plan as of a date later than the commencement of the Participant’s retirement benefit or Spouse’s death benefit under the Plan; or by reason of payment of the Participant’s Pension under the Pension Plan in a form part or all of which is not subject to the limitations of Section 415 of the Code — the Participant’s retirement benefit or Spouse death benefit under the Plan shall be reduced prospectively, and retroactively if a prospective reduction is not sufficient to reflect fully such increase(s), from the effective date (s) of such increase(s) by the Actuarial Equivalent of such increase(s).
     (ii) To the extent that an increase or increases in the limitation under Section 415 of the Code projected to occur pursuant to clause (ii) of Section 5.02 or clause (ii) of Section 5.03, whichever applies, does not or do not occur, the Participant’s retirement benefit or Spouse death benefit under the Plan shall be increased prospectively, and retroactively if a prospective increase is not sufficient to reflect fully the non-occurrence of such increase(s), by the Actuarial Equivalent of such increase(s) that did not occur.
     (iii) To the extent that a Participant could not receive on a current basis the full amount of his Pension or a Spouse could not receive on a current basis the full amount of Qualified Preretirement Survivor Annuity payable under the Pension Plan because of the reduction under the limitation of Section 415 of the Code for commencement of the benefit thereunder prior to the Participant’s Social Security Retirement Age, the Participant’s retirement benefit under the Plan or Spouse death benefit under the Plan shall be increased prospectively, and retroactively if a prospective increase is not sufficient to reflect fully such reduction in the limitation of Section 415 of the Code, by the Actuarial Equivalent of such reduction in the limitation of Section 415 of the Code.
ARTICLE VI
Administration
     Section 6.01 Plan Administrator. The Committee shall be responsible for the general administration of the Plan and carrying out the provisions hereof and shall be the “plan administrator” for purposes of the Employee Retirement Income Security Act of 1974, as amended from time to time. Any discretionary determination provided for in the Plan with respect to the timing, amount, or form of a Participant’s benefit under the Plan shall be made by the Committee. The Plan Administrator may retain auditors, accountants, legal counsel and actuarial counsel selected by it. Any person authorized to act on behalf of the Plan Administrator may act in any such capacity, and any such auditors, accountants, legal counsel and actuarial counsel may be persons acting in a similar capacity for one or more members of the Controlled Group and may be employees of one or more members of the Controlled Group. The opinion of any such auditor, accountant, legal counsel or actuarial counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by any person authorized to act on behalf of the Plan Administrator in good faith and in accordance with such opinion. Notwithstanding the foregoing, no person shall vote or take action on a matter solely with respect to his own Plan benefit.
     Section 6.02 Expenses. The Company shall pay all expenses incurred in the administration of the Plan.
     Section 6.03 Records. The Company shall keep such records as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder.

     Section 6.04 Legal Incompetency. The Plan Administrator may, in its sole and absolute discretion, make or cause to be made payment either directly to an incompetent or disabled person, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, any member of the Controlled Group, the Plan Administrator, or any person, for the amounts of such payment to the person on whose account such payment is made.
     Section 6.05 Claims Procedure. The claims procedures provisions of the Profit-Sharing Plan, Thrift Plan, and the Pension Plan are incorporated herein by reference and shall apply to benefits under Article III, Article IV, and Article V, respectively, of the Plan.
ARTICLE VII
Miscellaneous
     Section 7.01 Amendments. The Board from time to time may amend, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, effective prospectively or retroactively, except that no such action shall permit a Participant to elect to defer the receipt of compensation with respect to services performed prior to such action or an election to defer, nor shall any such action adversely affect the rights of any Participant to or the operation of the Plan with respect to any benefits that have accrued prior to such action.
     Section 7.02 No Employment Rights. Neither the establishment or maintenance of the Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in employment; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under the Plan unless and until the terms, conditions and provisions of the Plan affecting such Participant shall have been satisfied.
     Section 7.03 Nonalienation. The right of any Participant or any person claiming under or through a Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of the Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
     Section 7.04 Limitation of Liability. No member of the Board and no officer or employee of any member of the Controlled Group shall be liable to any person for any action taken or omitted in connection with this Plan, nor shall any member of the Controlled Group be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of any member of a Controlled Group. Nothing in the Plan shall be construed to create any trust or fiduciary relationship between any member of the Controlled Group and any Participant or any other person.
     Section 7.05 Acceleration of Payment. The Committee in its sole and absolute discretion may accelerate the time of payment of any benefit under the Plan to the extent that it deems it equitable or desirable under the circumstances. Any accelerated payment of a benefit (or portion of a benefit) under Article V shall be in a single sum payment that is the Actuarial Equivalent of the benefit (or portion of a benefit) the payment of which is being accelerated.

     Section 7.06 Representative of Board. The Board may from time to time designate an individual or committee to carry out any duties or responsibilities of the Board hereunder.
     Section 7.07 Designation of Beneficiary. Each Participant may in the manner prescribed by the Company designate a Beneficiary in writing to receive any and all payments to which he may be entitled under Article III and/or Article IV of the Plan upon his death. If a Participant fails to designate a Beneficiary in writing in the manner prescribed by the Company, any benefits remaining unpaid at his death shall be paid to his surviving Spouse and if there is no surviving Spouse to the executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable law.
     Section 7.08 Reemployment of a Participant. In the event of the reemployment as an employee in any capacity by the Company or a member of the Controlled Group of a Participant whose employment covered under the Plan has terminated, payment of his benefits under the Plan shall be suspended during his period of reemployment to the same extent as payment of his benefits under the Profit-Sharing Plan, the Thrift Plan, the Pension Plan, as applicable, are suspended. The Participant shall accrue additional credit for purposes of increasing his benefits under the Plan with respect to his reemployment period only if he again becomes a Participant as provided in paragraph (l) of Section 2.01.
     Section 7.09 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume this Plan. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Participant.
     Section 7.10 Compliance with Section 409A of the Code. It is intended that the Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred by the Participants under the Plan in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to Participants or their Beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Company shall not take any action that would be inconsistent with such intent. Any provisions that would cause any amount deferred or payable under the Plan to be includible in the gross income of any Participant or Beneficiary under Section 409A(a)(1) of the Code shall have no force and effect unless and until amended to cause such amount to not be so includible (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

ARTICLE VIII
Assignment and Assumption from Alltel Corporation Benefit Restoration Plan
     Section 8.01 Assignment and Assumption. Pursuant to the Employee Benefits Agreement and Assumption Agreement, all obligations and liabilities under the Alltel Plan with respect to the individuals listed on Exhibit A have been assigned and transferred to the Plan. Each individual listed on Exhibit A (a “Transferred Participant”) shall become a Participant in the Plan as of the Effective Date.
     Section 8.02 Accounts and Benefit. As of the Effective Date, each Transferred Participant shall have credited to his Profit-Sharing Plan Excess Benefit Account under Article III of the Plan and his Thrift Plan Excess Benefit Account under Article IV of the Plan the amount credited to him under the corresponding account under the Alltel Plan as of the Effective Date (including all amounts earned as of the Effective Date for services performed by such Participant with respect to the Alltel Plan), which amount shall be the value of each Transferred Participant’s respective Alltel Plan accounts as of May 31, 2006 as set forth on Exhibit A (which such account balances shall be added to such Exhibit A no later than July 18, 2006) with appropriate adjustments as provided under the Alltel Plan for deferrals and earnings from May 31, 2006 through July 17, 2006. The retirement and spousal death benefit under Article V of the Alltel Plan immediately prior to the Effective Date shall be carried over to the Plan, provided, however, that there shall be no duplication of benefits by reason of this provision and the operation of Article V of the Plan with respect to the Pension Plan (and liabilities transferred (or to be transferred) to the Pension Plan from the Alltel Corporation Pension Plan). On and after the Effective Date, the Transferred Participants shall only be entitled to benefits under the terms and conditions of this Plan and shall cease to have any rights under the terms of the Alltel Plan.
     Section 8.03 Deferral Election. The deferral election filed by each Transferred Participant under the Alltel Plan with respect to services performed in 2006 shall continue to govern the deferral of Excess Compensation earned during the 2006 calendar year under the Plan. Such deferral election shall be irrevocable. Transferred Participants shall only be eligible to defer Excess Compensation attributable to services performed during the 2006 calendar year after the Effective Date, subject to the terms and conditions hereof.
     Section 8.04 Other Elections. The elections made by Transferred Participants under the Alltel Plan (including, without limitation, elections as to time and form of payment and designation of Beneficiaries) shall be carried over and shall apply for purposes of the Plan, subject to any change of election rights under the Plan.

     IN WITNESS WHEREOF, Alltel Holding Corp. has caused this Plan to be executed as of this July 16, day of July, 2006.

ALLTEL HOLDING CORP.

By:	/s/ John P. Fletcher

John P. Fletcher
Executive Vice President and General Counsel